EXHIBIT 16


Letter from Adam J. Zoblotsky

                                                             1680 N. Vine Street
                                                                       Suite 904
                                                             Hollywood, CA 90028
                                                               PH-(800) 230-2249
                                                              Fax (954) 337-2919
                                                     E-Mail:  Info@AngelCiti.com
                                                        http://www.AngelCiti.com

To:      Lawrence S. Hartman, CEO
         The Board of Directors

From:    Adam Zoblotsky

Date:    December 1, 2001

Re:      AngelCiti Multimedia, Inc. (the "Company")

This memorandum serves as official notice that I hereby resign as President and Director of AngelCiti Multimedia, Inc. to pursue other ventures and opportunities. I will no longer serve in any capacity with the Company.



                              s/ Adam J. Zoblotsky
                              -------------------
                              Adam J. Zoblotsky